Ambiq Reports Second Quarter 2026 Financial Results

Delivered record quarterly net sales, increasing approximately 90% year-over-year, driven by strong demand for edge AI solutions

Gross profit more than doubled year-over-year on higher net sales and margin expansion

Expect third quarter net sales of $36.0 million to $37.0 million, which would represent the sixth consecutive quarter of sequential growth

AUSTIN, Texas, August 11, 2026 — Ambiq Micro, Inc. (“Ambiq”) (NYSE: AMBQ), a technology leader in ultra-low-power semiconductor solutions for edge AI, today announced financial results for the second quarter 2026.

Second Quarter 2026 and Recent Highlights

•
Delivered strong net sales on growing edge AI demand momentum: Net sales increased approximately 90%, year-over-year, driven by accelerating edge AI demand across customers, end markets and products.
•
Gross profit outpaced net sales growth: GAAP gross profit increased approximately 113% and non-GAAP gross profit increased approximately 109% year-over-year, with GAAP gross margin and non-GAAP gross margin expanding by 490 basis points and 450 basis points respectively.
•
Enhanced financial flexibility to capitalize on growth opportunities ahead: Completed an upsized public offering in June, raising approximately $168 million in net proceeds.
•
Expanded edge AI software stack: Launched heliaCORE and compressionKIT to accelerate customers' deployment of small footprint and energy efficient AI models on the Apollo SoC families. We also announced heliaPROFILER, a new open-source profiling tool that speeds customers' AI model development.
•
Strengthened global capital markets access: Announced a dual listing on the Singapore Exchange Main Board under ticker AMQ, expanding investor reach across Asia and reinforcing our long-term growth strategy in the global semiconductor market.

Management Commentary

“Since the start of the year, we have seen a step-change in demand, further reinforcing our belief in the scale and durability of the edge AI opportunity. That momentum drove our net sales up approximately 90% year over year, marking our fifth consecutive quarter of growth, and we expect demand to strengthen even further in the second half of the year,” said Fumihide Esaka, CEO of Ambiq. “Given the rapid acceleration in AI demand, we and the broader semiconductor industry are facing supply constraints. Even with this, we are on pace to more than double net sales in the second half of 2026 compared to last year. We are acting decisively to expand capacity, support our customers and capture the full opportunity we see to enable the next generation of intelligent edge products."

Summary of Second Quarter 2026 Results

GAAP (Unaudited; $ in thousands)	Three months ended June 30,	Three months ended March 31,	Three months ended June 30,	Quarter over quarter change	Year over year change
	2026	2026	2025
Net sales	$33,901	$25,060	$17,873	35.3%	89.7%
Gross profit	$15,267	$10,891	$7,170	40.2%	112.9%
Gross margin	45.0%	43.5%	40.1%	1.5 pts	4.9 pts
Operating expense	$23,994	$22,580	$15,967	6.3%	50.3%
Net loss	$(7,115)	$(10,171)	$(8,496)	$3,056	$1,381

NON-GAAP FINANCIAL MEASURES* (Unaudited; $ in thousands)	Three months ended June 30,	Three months ended March 31,	Three months ended June 30,	Quarter over quarter change	Year over year change
	2026	2026	2025
Non-GAAP Gross profit	$15,989	$11,577	$7,640	38.1%	109.3%
Non-GAAP Gross margin	47.2%	46.2%	42.7%	1.0 pts	4.5 pts
Non-GAAP Operating expense	$19,374	$18,144	$13,819	6.8%	40.2%
Non-GAAP Net loss	$(1,772)	$(5,046)	$(5,862)	$3,274	$4,090

*Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expense and non-GAAP net loss are non-GAAP financial measures. See "Non-GAAP Financial Measures" below for definitions of each of these measures, and the tables accompanying this press release for reconciliations of these measures to their most comparable GAAP measure.

Third Quarter Business Outlook1

Ambiq’s current expectations for the quarter ending September 30, 2026, include the following:

•
Net sales within a range of $36.0 million to $37.0 million, reflecting accelerating demand for edge AI, partially constrained by industry-wide supply availability
•
Non-GAAP gross margin between 46.5% and 47.5%, driven by favorable mix and manufacturing efficiencies
•
Non-GAAP operating expense of $24.0 million to $25.0 million, reflecting investments to support product development and our strategic growth priorities, including planned intellectual property investments
•
Non-GAAP net loss per share within a range of ($0.20) to ($0.12) based on a weighted average share count of 24.17 million shares outstanding

1Ambiq's financial outlook is based on assumptions that it believes to be reasonable as of the date of this release, but may be materially affected by many factors, as discussed below in "Forward-Looking Statements." Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise this outlook, whether as a result of new information, future events or otherwise, except as required by law. The Company is unable to include a reconciliation of forward-looking non-GAAP net loss per share, non-GAAP gross margin and non-GAAP operating expense to the most directly comparable GAAP measure without unreasonable effort due to the high variability with respect to the impact of items such as depreciation and amortization and, stock-based compensation expense and other items that are excluded from these non-GAAP measures.

Conference Call

Ambiq will host a conference call for analysts and investors today at 8:30 a.m. Eastern Time. Interested participants can access the call by dialing 1-833-461-5787 and providing conference ID 195766563. International callers may join the call by dialing +1-585-542-9983, using the same code. The call will also be available as a live and archived webcast on the Events & Presentations section of Ambiq's Investor Relations website.

About Ambiq Micro

Ambiq’s mission is to enable intelligence (artificial intelligence (AI) and beyond) everywhere by delivering the lowest power semiconductor solutions. Built on its patented Subthreshold Power Optimized Technology (SPOT®) and the HELIA™ AI platform, Ambiq empowers manufacturers to bring more capable AI to the edge, where power, memory, and energy efficiency are most critical. Ambiq enables more intelligent, always-on edge devices across healthcare, wearables, industrial automation, smart environments, and other emerging AI applications. With more than 300 million devices shipped worldwide, Ambiq continues to shape the future of always-on Edge AI. Headquartered in Austin, Texas, Ambiq serves customers globally. For more information, visit www.ambiq.com.

Non-GAAP Financial Measures

Ambiq supplements its reporting of financial information determined under generally accepted accounting principles in the United States of America (GAAP), including the use of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP R&D expenses, non-GAAP SG&A expenses and non-GAAP net loss. These non-GAAP financial measures help management make strategic decisions, establish budgets and operational goals for managing the business, analyzing financial results, and evaluating business performance. Ambiq defines non-GAAP gross profit as gross profit adjusted to exclude expenses not directly attributable to gross profit, such as depreciation and amortization, stock-based compensation and gain on nonmonetary transactions. Ambiq defines non-GAAP gross margin as non-GAAP gross profit as a percentage of net sales.  Ambiq defines non-GAAP operating expenses, non-GAAP R&D expenses and non-GAAP SG&A expenses as operating expenses, R&D expenses and SG&A expenses, as applicable, adjusted to exclude expenses not directly attributable to operating expenses, R&D expenses and SG&A expenses, as applicable, such as depreciation and amortization, stock-based compensation, severance costs, and IPO and other transaction costs, as applicable. Ambiq defines non-GAAP net loss as net loss adjusted to exclude expenses not directly attributable to the performance of operations, such as income taxes, depreciation and amortization, stock-based compensation, gain on nonmonetary transactions, severance costs, IPO and other transaction costs and warrant valuation.

Ambiq believes these non-GAAP financial measures provide additional tools for investors to use in comparing core business and results of operations over multiple periods with other companies in the industry, many of which present similar non-GAAP financial measures. However, Ambiq's presentation of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP R&D expenses, non-GAAP SG&A expenses, and non-GAAP net loss may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP measures have limitations, and should not be considered as the sole measures of our performance and should not be considered in isolation from, or as a substitute for, the most comparable measure calculated in accordance with GAAP.

Forward-Looking Statements

The statements contained in this press release that are not historical facts are forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates," or "anticipates," or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements may be included throughout this press release, and include, but are not limited to, statements relating to Ambiq's expectations around its strategic initiatives, growth trajectory and expected third quarter business outlook. By their nature, forward-looking statements are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify including those described in the section titled "Risk Factors" in Ambiq's Annual Report on 10-K for the year ended December 31, 2025, as well as in other filings Ambiq may make with the SEC in the future. Ambiq's expectations, beliefs and projections are expressed in good faith and Ambiq believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date of this release. Ambiq undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Availability of Information on Our Website

We routinely use our investor relations website (ir.ambiq.com) to post presentations to investors and other important information, including information that may be material. Accordingly, we encourage investors and others interested in Ambiq to review the information it makes public on its investor relations website.

AMBIQ MICRO, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$366,774	$140,275
Accounts receivable, net	17,528	7,286
Inventories	29,365	16,937
Prepaid expenses and other current assets	2,958	3,421
Total current assets	$416,625	$167,919
Property, equipment and software, net of accumulated depreciation and amortization of $15,480 and $14,632, respectively	4,328	4,137
Right-of-use assets, net	3,244	638
Intangible assets, net of accumulated amortization of $13,469 and $10,752, respectively	10,224	11,593
Other assets	1,201	393
Total assets	$435,622	$184,680
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,615	$8,577
Accrued and other current liabilities	14,469	10,201
Short-term lease liabilities	1,034	400
Total current liabilities	$26,118	$19,178
Long-term lease liabilities	3,549	278
Other long-term liabilities	1,283	2,765
Total liabilities	$30,950	$22,221
Commitments and contingencies (Note 5)
Stockholders’ equity:
Common stock, $0.000001 par value; 500,000,000 shares authorized; 24,146,260 shares and 18,316,928 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	$—	$—
Additional paid-in capital	778,920	519,610
Accumulated deficit	(373,997)	(356,711)
Accumulated other comprehensive loss	(251)	(440)
Total stockholders’ equity	$404,672	$162,459
Total liabilities and stockholders’ equity	$435,622	$184,680

AMBIQ MICRO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net sales	$33,901	$17,873	$58,961	$33,605
Cost of sales	18,634	10,703	32,803	18,046
Gross profit	15,267	7,170	26,158	15,559
Operating expenses:
Research and development	14,139	8,898	26,971	17,585
Selling, general and administrative	9,855	7,069	19,603	15,512
Total operating expenses	23,994	15,967	46,574	33,097
Loss from operations	(8,727)	(8,797)	(20,416)	(17,538)
Other income, net	1,613	315	3,134	776
Loss before income taxes	(7,114)	(8,482)	(17,282)	(16,762)
Provision for income taxes	1	14	4	18
Net loss	$(7,115)	$(8,496)	$(17,286)	$(16,780)
Net loss per share, basic and diluted	$(0.32)	$(18.89)	$(0.82)	$(37.59)
Weighted-average shares used in computing net loss per share, basic and diluted	21,742,929	449,785	21,073,361	446,390
Comprehensive loss:
Currency translation adjustment	124	110	189	80
Comprehensive loss	$(6,991)	$(8,386)	$(17,097)	$(16,700)

AMBIQ MICRO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	For the six months ended June 30,
	2026	2025
Cash flows from operating activities
Net loss	$(17,286)	$(16,780)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,525	3,814
Stock-based compensation	6,919	1,616
Gain on receipt of nonmonetary tangible assets	—	(1,600)
Change in right-of-use assets	386	510
Change in warrant valuations and cancellations	—	60
Other	—	(110)
Changes in operating assets and liabilities
Accounts receivable	(10,242)	2,705
Inventories	(12,428)	(751)
Prepaid expenses and other assets	931	(1,257)
Other long-term assets	49	(1)
Accounts payable	4,002	874
Accrued and other current liabilities	3,872	446
Other long-term liabilities	(406)	(75)
Net cash used in operating activities	(20,678)	(10,549)
Cash flows from investing activities
Purchase of intangible assets	(5,120)	(2,687)
Purchases of property, equipment and software	(781)	(454)
Net cash used in investing activities	(5,901)	(3,141)
Cash flows from financing activities
Proceeds from issuance of common stock in connection with follow-on offerings, net of underwriting discounts and commissions	245,468	—
Payment of deferred offering costs	(1,542)	—
Proceeds from exercise of stock options	6,099	175
Proceeds from exercise of warrants	3,010	—
Net cash provided by financing activities	253,035	175
Effect of exchange rate changes on cash and cash equivalents	43	39
Net increase (decrease) in cash and cash equivalents	226,499	(13,476)
Cash and cash equivalents at beginning of period	140,275	60,981
Cash and cash equivalents at end of period	$366,774	$47,505
Supplemental disclosure of non-cash investing and financing activities
Intangible assets in accounts payable, accrued and other long-term liabilities	5,991	8,328
Gain on receipt of nonmonetary tangible assets	—	1,600
Right-of-use assets obtained in exchange for new operating lease liabilities	3,018	383

The following table reconcile the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.

Non-GAAP Net Loss:

	Three months ended June 30,		Six months ended June 30,		Three months ended March 31,
	2026	2025	2026	2025	2026
	(in thousands)
Net loss	$(7,115)	$(8,496)	$(17,286)	$(16,780)	$(10,171)
Add:
Income taxes	1	14	4	18	3
Depreciation and amortization	1,785	1,853	3,525	3,814	1,740
Stock-based compensation	3,557	765	6,919	1,616	3,362
Gain on nonmonetary transaction	—	—	—	(1,600)	—
Severance costs	—	—	20	—	20
IPO and other transaction costs	—	—	—	1,793	—
Warrant valuation	—	2	—	60	—
Non-GAAP net loss	$(1,772)	$(5,862)	$(6,818)	$(11,079)	$(5,046)

Non-GAAP Gross Profit and Non-GAAP Gross Margin:

	Three months ended June 30,		Six months ended June 30,		Three months ended March 31,
	2026	2025	2026	2025	2026
	(in thousands)
Gross profit	$15,267	$7,170	$26,158	$15,559	$10,891
Add:
Depreciation and amortization	504	430	1,003	992	499
Stock-based compensation	218	40	405	100	187
Gain on nonmonetary transaction	—	—	—	(1,600)	—
Non-GAAP gross profit	$15,989	$7,640	$27,566	$15,051	$11,577

Non-GAAP Operating Expenses:

	Three months ended June 30,		Six months ended June 30,		Three months ended March 31,
	2026	2025	2026	2025	2026
	(in thousands)
Operating expenses	$23,994	$15,967	$46,574	$33,097	$22,580
Less:
Depreciation and amortization	1,281	1,423	2,522	2,822	1,241
Stock-based compensation	3,339	725	6,514	1,516	3,175
Severance	—	—	20	—	20
IPO and other transaction costs	—	—	—	1,793	—
Non-GAAP operating expenses	$19,374	$13,819	$37,518	$26,966	$18,144

	Three months ended June 30,		Six months ended June 30,		Three months ended March 31,
Research and development	2026	2025	2026	2025	2026
	(in thousands)
Operating expenses	$14,139	$8,898	$26,971	$17,585	$12,832
Less:
Depreciation and amortization	1,244	1,389	2,446	2,646	1,202
Stock-based compensation	1,731	328	3,249	717	1,518
Severance	—	—	20	—	20
Non-GAAP research and development expenses	$11,164	$7,181	$21,256	$14,222	$10,092

	Three months ended June 30,		Six months ended June 30,		Three months ended March 31,
Selling, general, and administrative	2026	2025	2026	2025	2026
	(in thousands)
Operating expenses	$9,855	$7,069	$19,603	$15,512	$9,748
Less:
Depreciation and amortization	37	33	76	175	39
Stock-based compensation	1,608	397	3,265	798	1,657
IPO and other transaction costs	—	—	—	1,793	—
Non-GAAP selling, general, and administrative expenses	$8,210	$6,639	$16,262	$12,746	$8,052

Non-GAAP Net Loss per Share:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(in thousands, except share and per share amounts)
GAAP net loss	$(7,115)	$(8,496)	$(17,286)	$(16,780)
Weighted-average shares used in computing GAAP net loss per share	21,742,929	449,785	21,073,361	446,390
GAAP net loss per share	$(0.32)	$(18.89)	$(0.82)	$(37.59)

Non-GAAP net loss	$(1,772)	$(5,862)	$(6,818)	$(11,079)
Weighted-average shares used in computing non-GAAP net loss per share	21,742,929	449,785	21,073,361	446,390
Non-GAAP net loss per share	$(0.07)	$(13.03)	$(0.32)	$(24.82)

Company Contact
Charlene Wan
VP of Corporate Marketing
cwan@ambiq.com

Investor Relations Contact
Teneo
Christina Coronios
christina.coronios@teneo.com